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                                                                   EXHIBIT 13(d)

                               CONSENT OF COUNSEL



  We consent to the reference to our firm under the caption "Legal Opinions" in the Statement of Additional Information constituting a part of this Post-Effective Amendment No. 20 to the Registration Statement under the Securities Act of 1933 and Amendment No. 18 to the Registration Statement under the Investment Company Act of 1940.





                                        Chadbourne & Parke LLP
                                        -----------------------------------
                                        CHADBOURNE & PARKE LLP



New York, New York
February 28, 1996